UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2016
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 28, 2016, Perrigo Company plc (the “Company”) announced the resignation of Marc Coucke as the Executive Vice President and General Manager of the Branded Consumer Healthcare business. On April 27, 2016, the Company, Omega Pharma NV (“Omega”), Perrigo Ireland 2 Ltd, Mylecke Management, Art & Invest NV (“Mylecke”), Alychlo NV (“Alychlo”) and Mr. Coucke entered into an agreement (the “Mutual Agreement”), to memorialize the terms and conditions of Mr. Coucke’s resignation and the termination and amendments of certain arrangements that the Company had previously entered into with Mr. Coucke or entities affiliated with Mr. Coucke.
The Mutual Agreement provides for the immediate (i) termination of that certain Consultancy Agreement (the “Consultancy Agreement”), dated November 5, 2014, between Omega and Mylecke, pursuant to which Mr. Coucke provided certain services to the Branded Consumer Healthcare business, (ii) amendment of certain non-compete covenants made to the Company by Alychlo, an entity controlled by Mr. Coucke, in the Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega Pharma Invest N.V., dated as of November 6, 2014, by and among the Company, Alychlo and Holdco I BE N.V., (iii) amendment of the Non-Compete Agreement between the Company and Mr. Coucke dated March 30, 2015, (iv) revision of the schedule of the release of the Company’s ordinary shares held by Mr. Coucke from that certain lock-up agreement dated March 30, 2015, and (v) forfeiture of restricted stock of the Company previously granted to Mylecke and Mr. Coucke.
Under the terms of the Mutual Agreement, Mr. Coucke may not, directly or indirectly, jointly or with any other person, set up or participate in a business that directly competes with the business of the Company and its affiliates (defined for this purpose to mean the supply and distribution of OTC medicines, generic drugs and health and beauty aids) in the “European Economic Area (other than Belgium)” (two-year non-compete); in Belgium but only with respect to the distribution of generic drugs (two-year non-compete); and in Belgium with respect to Company business other than the distribution of generic drugs (one-year non-compete).
With respect to the schedule of the release of Mr. Coucke’s shares from the lock-up agreement, the Mutual Agreement provides that the shares would be released in four equal installments on each of September 30, 2016, December 31, 2016, March 31, 2017, and December 31, 2017.
In connection with the Mutual Agreement, the Company has agreed to make the following payments to Mr. Coucke and/or Mylecke: (i) EUR 1,200,000; (ii) up to EUR 1,600,000 for services already rendered under the Consultancy Agreement to the extent they have not already been paid; and (iii) up to EUR 25,000 in accrued expenses.
Mr. Coucke served as a director of the Company through the Company’s Annual General Meeting of Shareholders on April 26, 2016. Mr. Coucke was not nominated to stand for re-election at that Annual General Meeting.
The descriptions of the Mutual Agreement and the corresponding amendments are qualified in their entirety by reference to the copies thereof filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.
The description of the termination of the Consultancy Agreement as set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

10.1	Mutual Agreement dated April 27, 2016 among the Company, Omega Pharma NV, Perrigo Ireland 2 Ltd, Mylecke Management, Art & Invest NV, Alychlo NV and Marc Coucke

10.2
Amendment dated April 27, 2016 to the Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega Pharma Invest N.V., dated as of November 6, 2014, by and among the Company, Alychlo N.V. and Holdco I BE N.V.

10.3	Amendment dated April 27, 2016 to the Non-Compete Agreement between the Company and Marc Coucke dated March 30, 2015

10.4	Amendment dated April 27, 2016 to the Lock-up Agreement between the Company and Alychlo NV dated March 30, 2015

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Judy L. Brown
Dated:	April 28, 2016		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

10.1	Mutual Agreement dated April 27, 2016 among the Company, Omega Pharma NV, Perrigo Ireland 2 Ltd, Mylecke Management, Art & Invest NV, Alychlo NV and Marc Coucke

10.2
Amendment dated April 27, 2016 to the Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega Pharma Invest N.V., dated as of November 6, 2014, by and among the Company, Alychlo N.V. and Holdco I BE N.V.

10.3	Amendment dated April 27, 2016 to the Non-Compete Agreement between the Company and Marc Coucke dated March 30, 2015

10.4	Amendment dated April 27, 2016 to the Lock-up Agreement between the Company and Alychlo NV dated March 30, 2015